SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: January 6, 1999
                        (Date of earliest event reported)

                            HERLEY INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                 0-5411                      23-2413500
----------------------------     --------------          -----------------------
State or other jurisdiction     (Commission             (IRS Employer
         of incorporation)         File Number)           Identification Number)



     10 Industry Drive, Lancaster, Pennsylvania                     17603
     ------------------------------------------                  ----------
      (Address of principal executive offices)                   (Zip Code)




Registrant's telephone number including area code:            (717)  397-2777
                                                              ---------------




   ---------------------------------------------------------------
   (Former name of former address,  if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     (a) On January 6, 1999, the Registrant acquired all of the issued and outstanding shares of common stock of General Microwave Corporation ("GMC") due to the consummation of a merger between GMC and GMC Acquisition Corporation ("Acquisition"), a wholly-owned subsidiary of the Registrant. The merger was effected pursuant to the terms and provisions of an Agreement and Plan of Merger dated as of August 21, 1998 by and among GMC, eleven GMC shareholders, the Registrant and Acquisition. Pursuant to the terms of the Merger Agreement, each former shareholder of GMC is entitled to receive $18.00 in cash and a three-year warrant to purchase one share of the Registrant's common stock at a price of $14.40 per share if the Warrant is exercised on or before January 11, 1999, and $15.60 per share if the Warrant is exercised after January 11, 1999. The cash portion of the purchase price was financed by borrowing under the Registrant's existing line of credit facility with its bank.

     (b) GMC's facilities are used by it in the design, development, manufacture and marketing of microwave and electronic systems, equipment and components. The Registrant is currently negotiating the sale of GMC's property in Amityville, N. Y. with the intentions of relocating the plant to a nearby leased facility. The Registrant intends to continue operations at its other facilities, including under leases thereof.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

     (a)  Financial Statements of Business Acquired

     The following financial statements are incorporated by reference herein:

         (1) The Consolidated Financial Statements on pp. 19 to 45 in the Annual Report on Form 10-K of General Microwave Corporation and Subsidiaries for the fiscal years ended February 28, 1998 and 1997 (previously filed with the Commission on May 28, 1998, Commission File No. 001-08821, and incorporated by reference herein);

         (2) The unaudited interim Consolidated Financial Statements on pp. 1 to 10 in the Quarterly Report on Form 10-Q of General Microwave Corporation and Subsidiaries for the fiscal quarter ended August 29, 1998 (previously filed with the Commission on October 13, 1998, Commission File No.001-08821, and incorporated by reference herein).

     (b)  Pro Forma Financial Information

          The  following   unaudited  pro  forma  combined  condensed  financial
          information of Herley Industries, Inc. is filed herewith and is set forth on pages 5 through 11:

          Unaudited Pro Forma Combined Condensed Financial Information:

          (1) Unaudited Pro Forma Combined Condensed Balance Sheet as of November 1, 1998;

          (2) Unaudited Pro Forma Combined Condensed Statement of Income for the year ended August 2, 1998 and the three months ended November 1, 1998, and

          (3)  Notes  to  Unaudited  Pro  Forma  Combined  Condensed   Financial
               Statements.

(c) Exhibits.

         23.1*    Consent of KPMG LLP.

*   Filed herewith.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HERLEY INDUSTRIES, INC.


                                             By:        /s/ Myron Levy
                                                   -----------------------------
                                                     Myron Levy, President

                                             By:      /s/ Anello C. Garefino
                                                   -----------------------------
                                                     Anello C. Garefino
                                                     Principal Financial Officer

DATE: March 4, 1999

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements were prepared to illustrate the estimated effects of (i) Herley's acquisition of General Microwave Corporation ("GMC") accounted for under the purchase method of accounting, (ii) the borrowing of approximately $10,408,000 under Herley's bank credit facility which provides for aggregate borrowings of up to $20,000,000, and (iii) the use of the proceeds from the credit facility, as described in the notes to the unaudited pro forma combined condensed financial statements (collectively, the "Pro Forma Transactions"). The unaudited pro forma combined condensed balance sheet combines Herley's November 1, 1998 consolidated balance sheet with GMC's November 28, 1998 consolidated balance sheet and gives effect to the Pro Forma Transactions as if they had occurred on November 1, 1998, the last day of Herley's most recently completed fiscal quarter. The unaudited pro forma combined condensed statements of income combine Herley's historical results for the fiscal year ended August 2, 1998, and three months ended November 1, 1998 with the historical results of GMC for the twelve-month period ended August 29, 1998 and three months ended November 28, 1998 giving effect to the Pro Forma Transactions as if they had occurred as of August 4, 1997, the first day of Herley's most recently completed fiscal year. Herley's most recently completed fiscal year ended on August 2, 1998, the most recently completed fiscal year of GMC ended on February 28, 1998.

         The unaudited pro forma combined condensed financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entity's historical financial statements. The pro forma adjustments are based upon available information and certain assumptions that Herley believes are reasonable under the circumstances. The allocation of purchase price will be revised when additional information concerning asset and liability valuations is obtained. Adjustments, which could be significant, will be made during the allocation period based on detailed reviews of the fair values of assets acquired and liabilities assumed and could result in a substantial change in the excess of cost over the fair value of net assets acquired.

         The unaudited pro forma combined condensed financial statements do not reflect the cost savings and synergies which might be achieved from the merger. The unaudited pro forma combined condensed financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the merger been effected on the date or dates indicated or the results which may be obtained in the future.

         These pro forma combined condensed statements are based on, and should be read in conjunction with, the audited consolidated financial statements, including the notes thereto, of Herley and GMC.

         The audited consolidated financial statements of GMC are incorporated herein by reference.


            HERLEY INDUSTRIES, INC. AND GENERAL MICROWAVE CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME


                                                                        GMC
                                                    Herley            For the
                                                For the Fiscal      Twelve-Month
                                                  Year Ended       Period Ended
                                                   August 2,        August 29,       Pro Forma         Pro Forma
                                                     1998              1998         Adjustments        Combined
                                                     ----              ----         -----------        --------

                                                           (In thousands, except share and per share data)

Net sales                                          $  40,798           $  22,679                        $ 63,477
Cost of products sold                                 24,169              14,090          238  (8)        38,497
Selling and administrative expenses                    8,339               6,161          311  (7)        14,811
                                                    --------            --------                          ------
Operating income                                       8,290               2,428                          10,169
                                                    --------            --------                          ------
Other income (expense):
      Interest expense                                 (446)                (94)        (666)  (9)       (1,206)
      Dividend and interest income                       453                 169        (340)  (10)          282
      Other                                              133                (82)                              51
                                                    --------            --------                         -------
                                                         140                 (7)                           (873)
                                                    --------            --------                         -------
Income before income taxes                             8,430               2,421                           9,296
Provision for income taxes                             2,934                 191 (14)   (435)  (11)        2,690
                                                    --------            --------                         -------

Income from continuing operations                  $   5,496           $   2,230                        $  6,606
                                                    ========            ========                         =======

Earnings per common share-Basic                       $ 1.11              $ 1.84                          $ 1.33
                                                       =====               =====                           =====
Basic weighted average common
      shares                                       4,969,248           1,210,210                       4,969,248
                                                   =========           =========                       =========

Earnings per common share-Diluted                     $ 1.02              $ 1.79                          $ 1.22
                                                       =====               =====                           =====
Diluted weighted average common
      shares                                       5,407,283           1,244,322                       5,407,283
                                                   =========           =========                       =========




            HERLEY INDUSTRIES, INC. AND GENERAL MICROWAVE CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                   (Continued)

                                                                        GMC
                                                    Herley            For the
                                                For the Fiscal      Three-Month
                                                 Quarter Ended     Period Ended
                                                  November 1,      November 28,      Pro Forma         Pro Forma
                                                     1998              1998         Adjustments        Combined
                                                     ----              ----         -----------        --------

                                                           (In thousands, except share and per share data)

Net sales                                           $ 11,651            $  5,847                        $ 17,498
Cost of products sold                                  6,771               3,815          60   (8)        10,646
Selling and administrative expenses                    2,124               1,792          78   (7)
                                                                                        (442)  (13)        3,552
                                                      ------              ------                          ------
     Operating income                                  2,756                 240                           3,300
                                                      ------              ------                          ------
Other income (expense):
     Interest expense                                   (102)                (12)        (167)  (9)         (281)
     Dividend and interest income                        103                  41         (85)  (10)           59
     Other                                               -                   (12)                            (12)
                                                      ------              ------                          ------
                                                           1                  17                           (234)
                                                      ------              ------                          ------
Income before income taxes                             2,757                 257                           3,066
Provision for income taxes                               965                  85 (14)   (109)  (11)
                                                                                         146   (13)        1,087
                                                      ------              ------                          ------
Income from continuing operations                  $   1,792            $    172                         $ 1,979
                                                      ======              ======                          ======

Earnings per common share-Basic                        $ .34               $ .14                           $ .37
                                                        ====                ====                            ====
Basic weighted average common
     shares                                        5,295,245           1,212,348                       5,295,245
                                                   =========           =========                       =========

Earnings per common share-Diluted                      $ .32               $ .13                           $ .36
                                                        ====                ====                            ====
Diluted weighted average common
     shares                                        5,538,266           1,291,868                       5,538,266
                                                   =========           =========                       =========




            HERLEY INDUSTRIES, INC. AND GENERAL MICROWAVE CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                       Herley           GMC
                                                     November 1,   November 28,     Pro Forma       Pro Forma
                                                         1998           1998       Adjustments      Combined
                                                    ------------    -----------    -----------      --------
                                                                (In thousands)
             Assets
Current Assets:
     Cash and cash equivalents                        $  4,183     $  3,384         $ (6,400)  (4) $  1,167
     Accounts receivable, net                            7,285        4,250           -              11,535
     Costs incurred and income recognized
         in excess of billings on uncompleted
         contracts                                       2,937         -                 -            2,937
     Prepaid expenses and other current
         assets                                            247          291           -                 538
     Inventories                                        14,654        5,681           -              20,335
     Deferred taxes                                      2,365          794              120   (3)    3,279
                                                       -------      -------                         -------
             Total current assets                       31,671       14,400                          39,791
                                                       -------      -------                         -------

Property, plant and equipment, net                      12,258        5,934            4,268   (3)   22,460
Intangible assets                                        5,988          675            6,998   (3)   13,661
Other assets                                             9,082           55           (6,298)  (4)    2,839
                                                       -------      -------                         -------
             Total assets                             $ 58,999     $ 21,064                        $ 78,751
                                                       =======      =======                         =======

     Liabilities and shareholder's equity

Current liabilities:
     Current portion of long-term debt              $      406     $    663           -            $  1,069
     Accounts payable and accrued expenses               6,825        4,067              300   (3)   11,192
     Reserve for contract losses                         1,086         -              -               1,086
     Advance payments on contracts                       1,595           75           -               1,670
                                                       -------      -------                         -------
             Total current liabilities                   9,912        4,805                          15,017
                                                       -------      -------                         -------

Long-term debt                                           3,402          181           10,408   (5)   13,991
Deferred income taxes                                    3,477          590            1,961   (3)    6,028
Minority interest                                         -              57           -                  57
                                                       -------      -------                         -------
             Total liabilities                          16,791        5,633                          35,093
                                                       -------      -------                         -------

Shareholders' Equity:
     Common stock                                          529           17              (17)  (6)      529
     Additional paid-in-capital                         20,297        9,651           (8,201)  (6)   21,747
     Retained earnings                                  21,382        8,952           (8,952)  (6)   21,382
     Less treasury stock at cost                          -         (3,189)            3,189   (6)     -
                                                       -------      -------                         -------
              Total shareholders' equity                42,208       15,431                          43,658
                                                       -------      -------                         -------
              Total liabilities and shareholders'
                  equity                              $ 58,999     $ 21,064                        $ 78,751
                                                       =======      =======                         =======


         NOTES TO THE PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. The unaudited pro forma combined condensed financial statements reflect the acquisition by Herley of all of the issued and outstanding common stock of General Microwave Corporation ("GMC"), including outstanding stock options, for $18.00 per share and 966,675 three-year Warrants to purchase one share of Herley's common stock. The Warrants are exercisable at $15.60 per share of common stock of Herley and expire in January, 2002. The Warrants were valued at an estimated fair market value of $1.50 per Warrant at the date of closing, based on the trading price of similar warrants currently on the market. The aggregate estimated purchase price is calculated as follows (in thousands, except per share and per share data):

         365,600 shares previously acquired
          in the open market                                $ 6,273
         848,675 shares at $18.00 per share                  15,276
         118,000 stock options at $18.00 per share,
            net of exercise price                             1,279
         966,675 Warrants at $1.50                            1,450
         Estimated transaction expenses                         278
                                                             ------
         Estimated purchase price                           $24,556
                                                             ======

2. Herley's fiscal year ends on the Sunday closest to July 31. In the accompanying unaudited combined condensed pro forma statements of income the results of Herley's fiscal year ended August 2, 1998, and its first quarter fiscal 1999 ended November 1, 1998, have been combined with the unaudited results of GMC for the twelve-month period ended August 29, 1998, and three-month period ended November 28, 1998, respectively. The unaudited pro forma combined condensed financial statements have been derived from the audited consolidated financial statements of Herley as of and for the fiscal year ended August 2, 1998, and the unaudited consolidated financial statements as of and for the quarter ended November 1, 1998; and from the unaudited consolidated financial statements of GMC as of and for the twelve-month period ended August 29, 1998, and three-month period ended November 28, 1998. GMC's fiscal year ends on February 28, however, in order to present GMC's operating results on a basis more consistent with Herley's fiscal year, the unaudited consolidated statement of operations of GMC for the twelve-month period ended August 29, 1998, and three-month period ended November 28, 1998, were used. The GMC unaudited consolidated statement of operations for the twelve-month period ended August 29, 1998 was derived from the unaudited interim consolidated financial statements of GMC for the three-month periods ended November 29, 1997, February 28, 1998, May 30, 1998 and August 29, 1998.

3. This adjustment reflects the excess of cost over the fair value of net assets acquired, and is calculated as follows (in thousands except per share data):

         Estimated purchase price                                  $ 24,556
         Preliminary purchase accounting adjustments:
              Fair value adjustment to property, plant
                and equipment                                        (4,268)
              Fair value adjustment to patents                         (633)
              Accrual of pension costs                                  300
              Deferred tax impact of fair value adjustments           1,841
         Net assets of GMC acquired (excluding intangible
              assets of $547) as of November 28, 1998               (14,884)
                                                                     ------
         Excess of cost over the fair value of
              net assets acquired                                  $  6,912
                                                                     ======

     The total consideration will be allocated to the assets and liabilities of GMC based on their estimated fair value. A preliminary allocation by Herley of the purchase price has been presented in the pro forma combined condensed financial statements in which the historical GMC property, plant and equipment, and patents, have been adjusted to their estimated fair value. The impact of this fair value adjustment has also been reflected in pro forma deferred tax balances. An additional adjustment of the purchase price has been made to accrue for estimated costs associated with a freeze in benefits under GMC's pension plan. The deferred tax impact of this adjustment has also been reflected in the pro forma combined condensed financial statements. The excess of consideration over the adjusted fair value of GMC net assets acquired has been preliminarily allocated to goodwill.

     A final allocation of the purchase price to the GMC assets acquired and liabilities assumed is dependent upon certain valuations and studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying pro forma financial information

     The allocation of the purchase price of GMC will be revised when additional information concerning asset and liability valuations is obtained. Adjustments, which could be significant, will be made during the allocation period based on detailed reviews of the fair values of assets acquired and liabilities assumed and could result in a substantial change in excess of cost over fair value of assets acquired.

4. This entry represents the payment of cash from current available funds to the shareholders of the GMC common stock of $6,400,000, the acquisition of 365,610 shares of GMC common stock in the open market, prior to the acquisition, at an aggregate cost of approximately $6,273,000, and $25,000 of acquisition expenses.

5. This adjustment represents additional borrowings under Herley's line of credit facility of $10,408,000 for the purpose of financing the remaining cash portion of the estimated purchase price.

6. These adjustments represent the elimination of GMC's shareholders' equity accounts. Also reflected within the adjustment to additional paid-in capital is the recording of the estimated fair value of the Warrants of $1,450,000 granted as part of the purchase price. The unaudited pro forma combined condensed financial statements do not assume the exercise of any Warrants (see Note 1).

7. This entry reflects the adjustments to amortization for the effects of the excess of consideration over net assets acquired, and for the valuation adjustment to the patents. For purposes of the pro forma combined condensed financial statements, the Herley management expects that amounts allocated to costs in excess of fair value of net assets acquired will be amortized over 20 years on a straight-line basis. The patents are amortized over the average remaining lives of the patents of approximately 14 years (see Note
     3).

8. This entry reflects the adjustment to depreciation expense for the effect of the fair value adjustment of GMC's property, plant and equipment based on a preliminary valuation of the fair value (see Note 3).

9. These adjustments represent the recognition of interest expense on the additional borrowings of Herley to finance the estimated purchase price (see Note 5). The interest expense was calculated based on Herley's incremental borrowing rate under its line of credit facility at the Federal Funds Target Rate plus 1.65% or approximately 6.4%. A change of 1/8% in the incremental rate would affect interest expense by $13,010 for the fiscal year, and $3,252 for the quarter.

10. The adjustment reflects the loss of interest income generated from the cash and cash equivalents that were used to purchase the GMC common stock (see
     Note 4).

11. This entry represents the tax benefit of $435,000 and $109,000 for the year and fiscal quarter, respectively, related to the pro forma adjustments, excluding nondeductible goodwill amortization.

12.  Pro forma  per share  data are  based on the  number of Herley  common  and
     common   equivalent  shares  that  would  have  been  outstanding  had  the
     Herley/GMC merger occurred on the earliest date presented.

13. This adjustment represents the elimination of one time expenses of approximately $442,000, and the related tax effect of approximately $146,000, incurred by GMC during the three-month period ended November 28, 1998, in connection with the acquisition of GMC by Herley.

14. The effective tax rate for GMC is lower than the statutory rate due to the reversal of a valuation allowance of $698,000 during the twelve months presented that was previously provided against deferred tax assets.

15. Certain amounts have been reclassified to conform to the pro forma presentation.